UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 26, 2011

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Director Compensation Review

On April 26, 2011, the Nominating and Governance Committee of the Board of Directors of The PNC Financial Services Group, Inc. met and conducted its annual review of compensation for the Board’s non-employee directors. The Committee reviewed a report on director compensation prepared by Towers Watson, a compensation consulting firm, and the recommendations contained in that report.

In undertaking this annual review, the Committee’s primary objectives were to confirm that the director compensation program continued to align business and shareholder interests, to evaluate the competitiveness of the program relative to PNC’s peer group, and to identify and respond to changes in director compensation in light of the competitive environment.

Following deliberation and discussion, and consistent with Towers Watson’s recommendations, the Committee approved:

•

An increase in the Presiding Director’s retainer to $20,000 from $10,000. The current Presiding Director will now receive $20,000 for services as Presiding Director, and an additional $10,000 for services as the Nominating and Governance Committee chair.

•

A grant of 1,935 deferred stock units to each non-employee director on April 26, 2011. This grant reflected the Committee’s desire to provide both cash and equity-based compensation to non-employee directors. The stock unit grants were made under the PNC Outside Directors Deferred Stock Unit Plan. Each deferred stock unit tracks the price of a share of PNC common stock, which helps to align the interests of our directors and long-term shareholders. The directors will receive the cash value of the units, calculated using the PNC stock price at the time of payout.

The Committee made no other changes to the compensation program for non-employee directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of The PNC Financial Services Group, Inc. (“PNC” or “the Corporation”) was held on April 26, 2011 for the purpose of considering and acting upon the following matters:

(1) The election of 15 directors to serve until the next annual meeting and until their successors are elected and qualified;

(2) The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2011;

(3) The approval of the terms of an amended and restated 2006 Incentive Award Plan;

(4) The approval of an advisory vote on executive compensation; and

(5) A recommendation regarding the frequency of future advisory votes on executive compensation.

The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. Fractional shares have been rounded up to the nearest whole number. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted under NYSE regulations from voting on the owner’s behalf.

Fifteen directors were elected and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

	Aggregate Votes
Nominee	For	Against	Abstain	Broker Non-Votes
Richard O. Berndt	399,119,566	4,055,151	835,911	42,898,516
Charles E. Bunch	385,868,681	17,285,305	854,031	42,898,516
Paul W. Chellgren	390,031,643	13,114,296	864,709	42,898,516
Kay Coles James	392,238,474	10,877,365	892,919	42,898,516
Richard B. Kelson	231,909,974	171,252,824	847,850	42,898,516
Bruce C. Lindsay	396,800,547	6,358,187	851,914	42,898,516
Anthony A. Massaro	399,290,253	3,872,450	845,564	42,898,516
Jane G. Pepper	397,222,476	5,924,160	864,012	42,898,516
James E. Rohr	356,356,490	46,817,285	836,864	42,898,516
Donald J. Shepard	399,198,390	3,969,986	842,272	42,898,516
Lorene K. Steffes	397,492,171	5,604,519	913,958	42,898,516
Dennis F. Strigl	392,322,764	10,858,512	829,372	42,898,516
Thomas J. Usher	388,065,812	15,121,349	823,417	42,898,516
George H. Walls, Jr.	399,278,776	3,801,090	930,551	42,898,516
Helge H. Wehmeier	397,183,366	5,988,516	838,766	42,898,516

The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2011 was approved and the aggregate votes cast for or against and the abstentions were as follows:

Aggregate Votes
For	Against	Abstain
443,973,427	2,175,360	757,258

The terms of an amended and restated 2006 Incentive Award Plan were approved and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
For	Against	Abstain	Broker Non-Votes
357,670,909	43,865,327	2,472,063	42,898,516

The advisory resolution on executive compensation was approved and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
For	Against	Abstain	Broker Non-Votes
385,713,491	15,846,688	2,443,682	42,898,516

The resolution regarding the frequency of future advisory votes on executive compensation was approved and the aggregate votes cast for or against, as well as the abstentions and broker non-votes were as follows:

Aggregate Votes
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
347,436,806	1,683,305	52,145,471	2,740,633	42,898,516

With respect to all of the preceding matters, holders of our common and voting preferred stock voted together as a single class. The following table sets forth, as of the February 11, 2011 record date, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the voting power per share, and the aggregate voting power of each class or series:

Title of Class or Series	Voting Rights Per Share	Number of Shares Entitled to Vote	Aggregate Voting Power
Common Stock	1	525,586,792	525,586,792
$1.80 Cumulative Convertible Preferred Stock - Series B	8	1,031	8,248

Total possible votes			525,595,040

Annual Frequency of Say on Pay Advisory Votes

Based on the voting results for proposal number 5 above for which PNC shareholders approved the recommendation of the Board of Directors to hold an annual advisory vote on executive compensation (“say on pay”), the Board affirmed its recommendation and elected at this time to hold future say on pay advisory votes on an annual basis, until the next shareholder vote on say on pay frequency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: May 2, 2011	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller